Exhibit 3.3

                              ARTICLES OF AMENDMENT
                                     OF THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                           OF TANISYS TECHNOLOGY, INC.

Tanisys Technology, Inc., a corporation duly existing under the laws of the State of Wyoming, acting pursuant to the approval of its Board of Directors on August 6, 2001, on a matter not requiring shareholder approval, hereby certifies as follows:

1. The name of the corporation is: Tanisys Technology, Inc.

2. Pursuant to Article 17-16-602 of the Wyoming Business Corporation Act (the "Act") and authority contained in the Amended and Restated Articles of
Incorporation, the Board of Directors has determined the preferences, limitations and relative rights, with the limits set forth in Section 17-16-601 of the Act, of a series of Preferred Stock, par value $1.00 per share, designated as Series A Preferred Stock, and the text of the amendment determining the terms of the series of the shares is as follows: Article 4.C. is hereby included in its entirety as follows:

     Section 1. Designation. The distinctive serial designation of said series shall be "Series A Preferred Stock" (hereinafter called "Series A"). Each share of Series A shall be identical in all respects with all other shares of Series A except as to the dates from and after which dividends thereon shall be cumulative.

     Section 2. Number of Shares. The number of shares in Series A shall initially be 3,000,000, which number may from time to time be increased or decreased (but not below the number thereof then outstanding), by the Board of Directors. Shares of Series A that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

     Section 3. Dividends. The holders of shares of Series A shall be entitled to receive, but only out of funds legally available therefor, cumulative cash dividends at the annual rate of $0.0045 per share, payable quarterly on the first days of April, July, October and January respectively, in each year with respect to the quarterly dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, to holders of record on the respective date, not more than sixty nor less than ten days preceding such dividend payment date, fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.

     At the sole option of New Century, dividends shall be paid in additional shares of Series A, at a price of $0.03 per share, provided such price shall be adjusted from time to time as

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provided in Section 6 below.  If the holders of Series A shares elect payment in additional shares of Series A, such shares shall be delivered in the manner specified hereinabove relating to the payment of cash dividends.

     Dividends on shares of Series A shall be cumulative from the date of issuance thereof as follows:

          (a) if issued prior to the record date for the first dividend on shares of Series A, from the date of issuance thereof;

          (b) if issued during the period commencing immediately after a record date for a dividend on shares of Series A and ending on the payment date for such dividend, from such dividend payment date; and

          (c) otherwise from the first day of April, July, October and January preceding the date of issuance of such shares.

     So long as any share of Series A remains outstanding, no dividend whatever shall be paid or declared and no distribution shall be made on any junior stock, other than a dividend payable solely in junior stock, and no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of junior stock, or the exchange or conversion of one share of junior stock, in each case, for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), unless all accrued dividends on all outstanding shares of Series A for all past quarterly dividend periods shall have been paid and the full dividend thereon for the then current quarterly dividend period shall have been paid or declared and set apart for payment. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any junior stock from time to time out of any funds legally available therefor, and the shares of Series A shall not be entitled to participate therein.

     Section 4. Liquidation Rights and Preference. In the event of any voluntary or involuntary liquidation, sale, merger, consolidation, dissolution or winding up of the affairs of the Corporation ("Liquidation Event"), the holders of shares of Series A shall be entitled at the election of 50.1% of the holders of Series A, before any distribution or payment is made to the holders of any junior stock, to be paid an amount equal to five (5) times the Conversion Price, (as defined hereinafter), together with accrued dividends to such distribution or payment date whether or not earned or declared.

     If such amount shall have been paid in full to all holders of shares of Series A, the remaining assets of the Corporation shall be distributed among the holders of junior stock and the Series A (as if the same was fully converted into Common Stock immediately prior to such distribution or payment date), according to their respective rights and preferences and in each case according to their respective numbers of shares.

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     Section 5. Redemption.  The Corporation  shall have no rights to redeem the
Series A. In the case of a Liquidation Event, the Series A shall be redeemable, out of funds legally available therefor, solely upon the election of 50.1% of the holders of Series A, in accordance with the terms of Section 4 above.

     Section 6. Conversion Rights. The holders of shares of Series A shall have the right, at their option, to convert such shares into shares of Common Stock of the Corporation at any time on and after the Closing Date and subject to the following terms and conditions:

          (a) The shares of Series A shall be convertible at the office of any transfer agent for the Common Stock or the principal office of the Corporation and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Corporation, at the initial conversion ratio of one share of Series A for 33.334 shares of Common Stock ("Conversion Ratio"), subject to adjustment from time to time as provided below. The price fixed for purposes of any such conversion initially shall be $0.03 per share of Common Stock ("Conversion Price"), subject to adjustment from time to time as provided below.

          (b) In order to convert shares of Series A into Common Stock the holder thereof shall surrender at the office or offices hereinabove mentioned the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at said office or offices that such holder elects to convert such shares. Shares of Series A surrendered for conversion during the period from the close of business on any record date for the payment of a dividend on the shares of Series A to the opening of business on the date for payment of such dividend shall be accompanied by a payment of an amount equal to the dividend payable on such dividend payment date on the shares of Series A being surrendered for conversion.

          Shares of Series A shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of the certificates for such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same.

          (c) No fractional shares of Common Stock shall be issued upon conversion of shares of Series A, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction times the price per share of $0.03.

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          (d) So long as any  Series A is issued and  outstanding,  in the event the Corporation shall issue any shares of equity securities, including Common Stock or other shares convertible into Common Stock, without consideration or for a consideration less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in each such event the Conversion Price shall be reduced, concurrently with such issue to such lower price. In any such event, the Corporation shall issue the aggregate number of additional shares of Series A to the holders of Series A, pro rata, within ten (10) days of the issuance of other securities sold for no consideration or for consideration per share less than the Conversion Price, equal in number to that determined by a fraction, the numerator of which shall be the number of shares of Series A issued and outstanding immediately prior to any such issuance, and the denominator of which shall be the Conversion Price, as adjusted pursuant to the foregoing provisions of this subsection (d), less the number of shares of Series A issued and outstanding immediately prior to any such issuance.

          (e) The Conversion Ratio, and the corresponding number of shares of securities to be received upon conversion of the Series A, shall be adjusted from time to time under this subsection (e), as follows:

               (i) In the event the outstanding shares of Common Stock shall be subdivided by stock split, stock dividend or otherwise; into a greater number of shares of Common Stock, the Conversion Price of Series A then in effect shall concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated into a lesser number of shares of Common Stock, the Conversion Price of Series A then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               (ii) In the event the  Corporation  makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in property or in equity securities of the Corporation other than shares of Common Stock, and other than as otherwise adjusted for in this subsection (e), then in each such event the holders of Series A shall receive, at the time of such distribution, the amount of property or the number of equity securities of the Corporation that they would have received had their Series A been converted into Common Stock on the date of such event.

               (iii) If the Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other equity securities or property, whether by capital reorganization, reclassification or otherwise, then each share of Series A shall thereafter be convertible into the number of shares of stock or other equity securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such shares of Series A shall have been entitled upon such reorganization, reclassification or other event.

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               (iv) In any case in which this  subsection (d) shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (A) issuing to the holder of any shares of Series A converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to subsection (c) above. In lieu of the shares the issuance of which is deferred pursuant to item (A) above, the Corporation shall issue or cause one of its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

               (v) The Board of Directors may make such adjustments in the Conversion Price or Conversion Ratio, in addition to those required by this subsection (d), as shall be determined by the Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for Federal income tax purposes to the recipients. The Board of Directors, with the consent of a majority the issued and outstanding Series A, shall have the power to resolve any ambiguity or correct any error in this subsection (d), and its action in so doing shall be final and conclusive.

               (vi) In the event that any time, as a result of an adjustment made pursuant to this subsection (e), the holder of any shares of Series A thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, thereafter the number of such other shares so receivable upon conversion of such shares of Series A shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this subsection (e).

          (f) Whenever the Conversion Price or Conversion Ratio is adjusted as herein provided:

               (i) The Corporation shall compute the adjusted Conversion Price or Conversion Ratio in accordance with this Section 6 and shall cause to be prepared a certificate signed by the Corporation's treasurer setting forth the adjusted Conversion Price or Conversion Ratio and showing in reasonable detail the fact upon which such adjustment is based, and such certificate shall forthwith be filed with each transfer agent for the shares of Series A; and

               (ii) A notice  stating that the  Conversion  Price or  Conversion
          Ratio has been adjusted and setting forth the adjusted Conversion Price or Conversion Ratio shall, as soon as practicable, be mailed to the holders of record of outstanding

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          shares of Series A.

          (g) In case:

               (i)  The   Corporation   shall   declare  a  dividend   or  other
          distribution on its Common Stock payable otherwise than in cash out of retained earnings;

               (ii) The Corporation shall authorize the issuance to the holders of its Common Stock of rights or warrants entitling them to subscribe for or purchase any shares of capital stock of any class or any other subscription rights or warrants; or

               (iii) Of any reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale, transfer or other disposition of all or substantially all of the assets of the Corporation; or

               (iv) Of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     then the Corporation shall cause to be filed with each transfer agent for the shares of Series A and shall cause to be mailed to the holders of record of the outstanding shares of Series A, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or
     (y) the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up. Failure to give notice as required by this subsection (g), or any defect therein, shall not affect the legality or validity of any such dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up, or the vote on any action authorizing such.

          (h) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of issuance upon conversion of shares of Series A, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A then outstanding.

          (i) The Corporation will pay any and all taxes that may be payable in respect

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     of the  issuance  or delivery of shares of Common  Stock on  conversion  of shares of Series A pursuant thereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

          (j) The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this Section 6.

     Section 7. Voting Rights. The holders of shares of Series A shall be entitled to one vote for each share of Common Stock into which the shares of Series A are convertible and, except as hereinafter provided, shall vote together with the holders of shares of Common Stock (and of any other class or series which may similarly be entitled to vote with the holders of shares of Common Stock) as a single class upon all matters upon which stockholders are entitled to vote, provided if the Corporation shall be in default hereunder or under any terms of that certain Series A Preferred Stock Purchase Agreement, and more than $500,000 of the Series A is then outstanding (determined by reference to the Conversion Price then in effect), the Conversion Ratio of the Series A shall in each such instance be adjusted to provide the holders of Series A the number of votes equal to that that number of shares of Common Stock required to vote 66 2/3% of the issued and outstanding Common Stock then entitled to vote on all matters to come before the stockholders of the Corporation.

     So long as the Series A and any other class or series of stock of the Corporation ranking on a parity with Series A as to payment of dividends (any such class or series being herein referred to as "parity stock") shall be issued and outstanding, and subject to the requirements of Section 14(f) of the Securities Exchange Act of 1934, as amended, to the extent applicable, and other applicable law, the number of directors then constituting the Board of Directors shall be increased (at the election of the Series A stockholders as hereinafter provided) in order to effect not less than fifty and one/tenth percent (50.1%) representation on the Corporation's Board of Directors and the holders of shares of Series A, voting separately as a class, shall be entitled to elect such additional directors at any annual meeting of stockholders or any special meeting of the holders of shares of Series A as hereinafter provided. At any time after such voting power shall have been so vested in the holders of shares of Series A and parity stock, the Secretary of the Corporation may, and upon the written request of any holder of shares of Series A (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the shares of Series A and parity stock for the election of the two or more directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the by-laws for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of Series A may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until

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the next  annual  meeting  of the  stockholders  if such  office  shall not have previously terminated as above provided. In case any vacancy shall occur among the directors elected by the holders of the shares of Series A and parity stock, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination of the then remaining director elected by the holders of the shares of Series A and parity stock or the successor of such remaining director. If the holders of shares of Series A become entitled under the foregoing provisions to elect or participate in the election of two or more directors such entitlement shall not affect the right of such holders to vote as stated in the first paragraph of this Section 7, including the right to vote in the election of the remaining directors.

     So long as any shares of Series A are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the consent of the holders of at least 66 2/3 % of the shares of Series A, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

          (i) Any amendment, alteration or repeal of any of the provisions of the certificate of incorporation, or of the by-laws, of the Corporation, which would alter or change the powers, preferences or special rights of the holders of the Series A and of all such other series of the Preferred Stock so as to affect them adversely; provided, however, that the amendment of the provisions of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of Series A, and any junior stock or any shares of any class or series ranking on a parity with the shares of Series A and all such other series of the Preferred Stock shall not be deemed to affect adversely the powers, preferences or special tights of the holders of the shares of Series A and all such other series of the Preferred Stock and provided, further, that if any such amendment, alteration or repeal would affect adversely any powers, preferences or special rights of the holders of the shares of Series A which are not enjoyed by some or all of the holders of other series otherwise entitled to vote in accordance with this paragraph, the consent of the holders of at least 66 2/3 % of the shares of Series A and of all other series similarly affected, similarly given, shall be required in lieu of the consent of the holders of at least 66 2/3 % of the shares of Series A and of all other series of the Preferred Stock otherwise entitled to vote in accordance with this paragraph;

          (ii) Any amendment, alteration or repeal of any of the provisions of the certificate of the incorporation, or of the by-laws of the Corporation, which would alter or change the size or composition of the Board of Directors of the Corporation;

          (iii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the shares of Series A and all such other series of the

     Preferred  Stock  in  the   distribution  of  assets  on  any  liquidation,
     dissolution, or winding up of the Corporation or in the payment of dividends;

          (iv) The merger or consolidation of the Corporation with or into any other corporation, unless the surviving or resulting corporation will thereafter have no class or series of shares and no other securities either authorized or outstanding ranking prior to the Series A in the distribution of assets on liquidation, dissolution or winding up or in the payment of dividends, except the same number of shares and the same amount of other securities with the same rights and preferences as the shares and securities of the Corporation respectively authorized and outstanding immediately preceding such merger or consolidation, and each holder of shares of Series A immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights and preferences, of the surviving or resulting corporation;

          (v) Any increase in the size of the pool of Common Stock or common stock equivalents, including options, or warrants or other rights to subscribe, available for award to employees, consultants or other third parties; or

          (vi) A substantial change or modification of the major business lines or plans of the Corporation.

     So long as any shares of Series A are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the consent of the holders of at least a majority of the shares of Series A and of all other series of the Preferred Stock similarly entitled to vote upon the matters specified in this paragraph at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any increase or decrease (but not below the number of shares thereof then outstanding) in the authorized number of shares of Preferred Stock, or the authorization or creation of, or the increase in the authorized number of, any shares of any class or series or any security convertible into shares of any class or series ranking on a parity with the Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends.

     Section 8. Preemptive Rights. If the Corporation shall issue Common Stock or other equity securities ("Equity Securities"), each holder of Series A shall be entitled to purchase the portion of such Common Stock or Equity Securities to be issued necessary in order that the aggregate shares of Common Stock and Equity Securities held by such holder constitute the same percentage of all Common Stock (assuming the conversion, exercise or exchange of all Equity Securities) after the issuance of such Common Stock or Equity Securities as before the issuance thereof; provided, however, that such preemptive right shall not apply to (a) issuances of Common Stock or Equity Securities upon the conversion, exercise or exchange of Equity Securities to which the preemptive right was applicable; (b) issuances of Common Stock or Equity Securities in connection with the preemptive rights granted hereunder; (c) issuances of

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


shares pursuant to that certain Series A Preferred Stock Purchase Agreement, or upon conversion of the Series A; (d) issuances of Common Stock upon the exercise of options issued under the Corporation's employee stock option plan(s); (e) issuances of Common Stock upon the exercise of warrants issued by the Corporation; or (f) other issuances of Common Stock or Equity Securities authorized by the Board of Directors of the Corporation. The price of securities which each holder becomes entitled to purchase by reason hereof shall be the same price at which such securities are offered to others. A holder may exercise its right under this Section 8 to purchase Equity Securities by paying the purchase price therefor at the principal office of the Corporation within ten
(10) days after receipt of notice from the Corporation (which notice by the Corporation shall be given at least fifteen (15) days before the issuance of the Equity Securities) stating the number of amount of Equity Securities it intends to issue, the price and characteristics thereof and the number of shares that such holder is entitled to purchase. The holder shall pay such purchase price in cash or by check or wire transfer; provided, however, that if the Corporation is indebted to such holder, the holder shall be entitled, at the holder's sole option, to credit against the purchase price all or any portion of the Corporation's indebtedness to such holder which is then due (accrued but unpaid dividends on the Series A shall not be deemed to be indebtedness of purposes of such credit). A holder's preemptive rights hereunder shall be deemed to exercised immediately prior to the close of business on the day of payment of the purchase price in accordance with the foregoing provisions, and at such time such holder shall be treated for all purposes as the record holder of the Equity Securities. As promptly as practicable (and in any event within ten (10) days) on or after the Purchase Date, the Corporation shall issue and deliver at its principal office a certificate or certificates for the number of full shares of Common Stock or the number of full shares or amount, whichever is applicable, of Equity Securities together with cash for any fraction of a share or portion of an Equity Security at the Purchase Price to which the holder is entitled hereunder.

     Section 9. Definitions. As used herein with respect to Series A, the following terms shall have the following meanings:

          (a) The term "junior stock" shall mean the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series A has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

          (b) The term "accrued dividends" with respect to any share of any class or series, shall mean an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

          (c)  The  term  "business  day"  shall  mean  each  Monday,   Tuesday,
     Wednesday, Thursday or Friday on which banking institutions in San Antonio, Texas are not authorized or obligated by law or executive order to close.

          (d) The term "New  Century"  shall mean New  Century  Equity  Holdings
     Corp.,

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


     a Delaware corporation, or its lawful successors or assigns.

     Section 10. Other Rights. The shares of Series A shall not have any powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein.

     IN WITNESS WHEREOF, Tanisys Technology, Inc. has caused this certificate to be signed by its President, this 6th day of August, 2001.



                                              TANISYS TECHNOLOGY, INC.
                                              A Wyoming Corporation




                                              By: /s/Charles T. Comiso
                                                  Its President

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